EXHIBIT 10.8

PERFORMANCE UNIT AGREEMENT

Name of Participant:             _______________________________

Name of Plan:                 2015 Ashland Inc. Incentive Plan

Number of Performance Units:         _______________________

Three-Year Performance Period:        _______________________
Date of Award:                _______________________, 20____

Ashland Inc. (“Ashland”) hereby confirms the grant of a Performance Unit Award (“Award”) to the above-named Participant (hereinafter called the “Participant”) pursuant to the 2015 Ashland Inc. Incentive Plan (hereinafter called the “Plan”) (Attachment 1) and this Performance Unit Agreement (“Agreement”) in order to provide the Participant with an additional incentive to continue his/her services to Ashland and to continue to work for the best interests of Ashland.
This Award is granted under, and subject to, all the terms and conditions of the Long-Term Incentive Plan Program Memorandum (“LTIP”) (Attachment 2) and the Plan, including, but not limited to, the forfeiture provision of Section 16(H) of the Plan. In consideration of this Award, the Participant agrees that without the written consent of Ashland, the Participant will not (i) engage directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee or otherwise in any business or activity competitive with the business conducted by Ashland or any of its subsidiaries; or (ii) perform any act or engage in any activity that is detrimental to the best interests of Ashland or any of its subsidiaries, including, without limitation, (aa) solicit or encourage any existing or former employee, director, contractor, consultant, customer or supplier of Ashland or any of its subsidiaries to terminate his, her or its relationship with Ashland or any of its subsidiaries for any reason, or (bb) disclose proprietary or confidential information of Ashland or any of its subsidiaries to third parties or use any such proprietary or confidential information for the benefit of anyone other than Ashland and its subsidiaries (the “Participant Covenants”), provided, however, that section (ii) above shall not be breached in the event that the Participant discloses proprietary or confidential information to the Securities and Exchange Commission, to the extent necessary to report suspected or actual violations of U.S. securities laws, or the Participant’s disclosure of proprietary or confidential information is protected under the whistleblower provisions of any applicable law or regulation. The Participant understands that if he or she makes a disclosure of proprietary or confidential information that is covered above, he or she is not required to inform Ashland, in advance or otherwise, that such disclosure(s) has been made.
Notwithstanding any other provision of the Plan or this Agreement to the contrary, but subject to any applicable laws to the contrary, the Participant agrees that in the event the Participant fails to comply or otherwise breaches any of the Participant Covenants either during the Participant’s employment or within twenty-four (24) months following the Participant’s termination of employment with Ashland or its subsidiaries for any reason: (i) Ashland may eliminate or reduce the amount of any compensation, benefit, or payment otherwise payable by Ashland or any of its subsidiaries (either directly or under any employee benefit or compensation plan, agreement, or arrangement) to or on behalf of the Participant in an amount up to the total amount paid (or closing stock price of Common Stock on the payment date multiplied by the number of shares of Common Stock awarded) or payable to the Participant under this Agreement; and/or (ii) Ashland may require the Participant to pay Ashland an amount up to the total amount paid (or closing stock price of Common Stock on the payment date multiplied by the number of shares of Common Stock awarded) to the Participant under

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this Agreement; in each case together with the amount of Ashland’s court costs, attorney fees, and other costs and expenses incurred in connection therewith.
Based upon the attainment of the Performance Goals outlined in the LTIP, this Award of Performance Units will be paid to the Participant in shares of Ashland Common Stock, par value $0.01 per share (“Common Stock”) in _______________, 20___. Copies of the Plan and related Prospectus are available for your review on Fidelity’s website.
Ashland confirms this Award to the Participant, as a matter of separate agreement and not in lieu of salary or any other compensation for services, of the number of Performance Units set forth above, subject to and upon all the terms, provisions and conditions contained herein and in the LTIP and the Plan.
Nothing contained in this Agreement, the LTIP or in the Plan shall confer upon the Participant any right to continue in the employment of, or remain in the service of, Ashland or its subsidiaries.
Information about the Participant and the Participant’s participation in the Plan may be collected, recorded and held, used and disclosed by and among Ashland, its subsidiaries and any third party Plan administrators as necessary for the purpose of managing and administering the Plan. The Participant understands that such processing of this information may need to be carried out by Ashland, its subsidiaries and by third party administrators whether such persons are located within the Participant’s country or elsewhere, including the United States of America. By accepting this Award, the Participant consents to the processing of information relating to the Participant and the Participant’s participation in the Plan in any one or more of the ways referred to above.
The Participant consents and agrees to electronic delivery of any documents that Ashland may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan. The Participant understands that, unless earlier revoked by the Participant by giving written notice to Ashland Inc., Attn: Shea Blackburn, 50 E. RiverCenter Blvd., Covington, KY 41011, this consent shall be effective for the duration of the Award. The Participant also understands that the Participant shall have the right at any time to request that Ashland deliver written copies of any and all materials referred to above at no charge.
Please contact Shea Blackburn (859) 815-3720; swblackburn@ashland.com if you have any questions.
Subject to the terms and conditions specified herein and of the Plan, this Award of Performance Units shall be confirmed by execution of this Agreement and delivery thereof no later than ________________, 20____, to Ashland at 50 E. RiverCenter Blvd., Covington, KY 41011 Attention: Shea Blackburn. The right to the Award of Performance Units under the Plan shall expire if not accepted by ______________, 20______, as set forth above.

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IN WITNESS WHEREOF, ASHLAND has caused this instrument to be executed and delivered effective as of the day and year first above written.

ASHLAND INC.

By:    __________________________________

Name: __________________________________
Title:     __________________________________

I hereby elect to receive this Award of Performance Units subject to the terms and conditions of the 2015 Ashland Inc. Incentive Plan and the LTIP. My election to accept this Award of Performance Units is effective ____________________, 20___. I hereby acknowledge receipt of a copy of the Plan, Prospectus, and Ashland’s most recent Annual Report and Proxy Statement (the “Prospectus Information”). I represent that I am familiar with the terms and provisions of the Prospectus Information and hereby accept this Award on the terms and conditions set forth herein and in the Plan, and acknowledge that I had the opportunity to obtain independent legal advice at my expense prior to accepting this Award.

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Name                            Date

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